UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/02/2009

RACKSPACE HOSTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34143	74-3016523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Walzem Rd. San Antonio, Texas 78218

(Address of principal executive offices, including zip code)

(210) 312-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Rackspace Hosting, Inc. is furnishing presentation materials, included as Exhibit 99.1 to this report and incorporated herein by reference, which were prepared for use in whole or in part for investor and analyst meetings to take place through the end of March 2009. The Company is not undertaking to update these presentation materials, except to the extent required by law. The Company’s President and Chief Executive Officer Lanham Napier and Chief Financial Officer Bruce Knooihuizen will present at the Morgan Stanley Technology Conference on Monday, March 2, 2009 and an audio webcast of that presentation and the presentation materials filed herewith will be made available on the Company’s website at http://ir.rackspace.com.

The information furnished in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing. By furnishing this information in this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Presentation Materials of Rackspace Hosting, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: March 2, 2009	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen

Senior Vice President, Chief Financial Officer, and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

EX-99.1	Presentation Materials of Rackspace Hosting, Inc.